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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2004

NAVISTAR FINANCIAL RETAIL

RECEIVABLES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-67112	51-0337491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 W. Golf Road

Rolling Meadows, Illinois 60008

(Address of Principal Executive Offices, including Zip Code)

(847) 734-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On April 1, 2004, Navistar Financial Retail Receivables Corporation, a Delaware corporation (the “Registrant”), entered into a trust agreement (the “Trust Agreement”), a copy of which is filed as an exhibit hereto, with Chase Manhattan Bank USA, National Association, creating Navistar Financial 2004-A Owner Trust (the “Trust”), a Delaware statutory trust. On April 1, 2004, the Registrant, as seller and the Trust, entered into a Pooling Agreement (the “Pooling Agreement”), a copy of which is filed as an exhibit hereto, pursuant to which retail loans secured by medium and heavy duty trucks, truck chassis, buses and trailers and related property and a beneficial interest in retail leases of medium and heavy duty trucks, truck chassis, buses and trailers and related property were transferred to the Trust. On April 1, 2004, the Trust sold Asset Backed Notes, Series 2004-A, Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C (the “Notes”), having an aggregate original principal amount of $600,000,000.00. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of April 1, 2004, between the Trust and The Bank of New York, as indenture trustee, a copy of which is filed as an exhibit hereto. The Notes were sold to Banc One Capital Markets, Inc., Citigroup Global Markets, Inc. and Scotia Capital (USA) Inc., as underwriters, pursuant to an Underwriting Agreement, dated as of March 16, 2004, (the “Underwriting Agreement”), by and among the Registrant, the Servicer and Banc One Capital Markets, Inc. and Citigroup Global Markets, Inc., as representatives of the underwriters, a copy of which is filed as an exhibit hereto.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated as of March 16, 2004.

Exhibit 4.1	Pooling Agreement, dated as of April 1, 2004.

Exhibit 4.2	Indenture, dated as of April 1, 2004.

Exhibit 4.3	Trust Agreement, dated as of April 1, 2004.

Exhibit 99.1	Purchase Agreement, dated as of April 1, 2004.

Exhibit 99.2	Administration Agreement, dated as of April 1, 2004.

Exhibit 99.3	Servicing Agreement, dated April 1, 2004.

Exhibit 99.4	Titling Trust Supplement, dated April 1, 2004.

Exhibit 99.5	Collateral Supplement, dated April 1, 2004.

Exhibit 99.6	Lease Purchase Agreement, dated April 1, 2004.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
/S/ ANDREW J. CEDEROTH
By:	Andrew J. Cederoth.
Its:	Vice President and Treasurer

Date: April 5, 2004